Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of our reports dated April 29, 2005 relating to the financial statements and financial statement schedule of ACCO World Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Historical Financial Information of ACCO World Corporation” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
May 12, 2005